THIRD AMENDMENT
                               TO
                   RESTRICTED STOCK AGREEMENT


     THIS THIRD AMENDMENT TO RESTRICTED STOCK AGREEMENT is entered into this 20th day of June, 1994, by and between GUILFORD MILLS, INC. (the "Company") and ___________________ (the "Executive").

                           WITNESSETH:

     WHEREAS, pursuant to the Guilford Mills, Inc. 1989 Restricted Stock Plan, the Company and the Executive have entered into a Restricted Stock Agreement, as amended (hereinafter referred to as the "Agreement"), under the terms of which the Company granted the Executive shares of Company Common Stock, par value $.02 per share, subject to certain restrictions; and

     WHEREAS, the Company and the Executive believe that it is desirable to amend the Agreement as set forth below.

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Section 2(b) of the Agreement is hereby deleted in its entirety and the following section is substituted in its place:

          (b) Service-Based Shares. The Executive shall become vested in the Service-Based Shares on October 1, 1994, provided the Executive remains continuously employed with the Company or a Subsidiary from the date of this Agreement through October 1, 1994.

     2. Except as otherwise expressly set forth above, the Agreement remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


GUILFORD MILLS, INC.

                                    _______________________________
By: _______________________________     (Signature of Executive)

                                    _______________________________
                                         (Type Name of Executive)